EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

February 24, 2011

SEARS HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (“Holdings,” “we,” “us,” “our” or the “Company”) (NASDAQ: SHLD) today reported its fourth quarter and full year 2010 results. In summary, we reported:

•

Net income attributable to Holdings’ shareholders for the fourth quarter of $374 million ($3.43 per diluted share) in 2010 and $430 million ($3.74 per diluted share) in 2009 and for the year of $133 million ($1.19 per diluted share) in 2010 and $235 million ($1.99 per diluted share) in 2009;

•	Adjusted earnings per diluted share for the fourth quarter of $3.67 in 2010 and $3.69 in 2009 and for the full year of $2.07 in 2010 and $3.19 in 2009;

•	Adjusted EBITDA of $933 million for the fourth quarter of 2010 and $1.453 billion for fiscal 2010;

•	These results were within our previously announced range (see calculation in the attached schedule “Adjusted Earnings per Share”); and

•	An increase in comparable store sales at Kmart of 2.5% in the fourth quarter 2010 and 0.7% for fiscal 2010.

Fourth Quarter and Full Year Revenues and Comparable Store Sales

Revenues decreased $103 million to $13.1 billion for the quarter ended January 29, 2011. Full year revenues decreased $717 million to $43.3 billion. The decreases were primarily due to lower comparable store sales and fewer Kmart and Sears full-line stores. The fourth quarter and full year 2010 revenues included an increase of $69 million and $433 million, respectively, due to foreign currency exchange rates.

For the quarter, domestic comparable store sales declined 1.2%, which comprises an increase at Kmart of 2.5% and a decline at Sears Domestic of 4.5%. For the year, domestic comparable store sales declined 1.6%, with an increase at Kmart of 0.7% and a decline at Sears Domestic of 3.6%. The Kmart increases in comparable store sales were driven by increases in most categories, with notable increases in the apparel, footwear, jewelry, sporting goods and toys categories, partially offset by declines in the food and consumables and pharmacy categories. Declines in sales at Sears Domestic were primarily driven by the hardlines categories, as well as apparel. Over half of the total decline in both periods occurred in consumer electronics. In contrast, Sears’ footwear, jewelry, and automotive categories generated comparable store sales growth during the periods.

Operating Income

Operating income was $663 million for the quarter ended January 29, 2011 and $749 million for the quarter ended January 30, 2010. Operating income decreased $86 million primarily due to a decline in gross profit dollars due to lower overall sales and a decrease of 60 basis points in margin rate. Operating income for the fourth quarter of 2010 includes expenses of $55 million related to domestic pension plans, store closings and severance. Operating income for the fourth quarter of 2009 includes expenses of $85 million related to domestic pension plans, store closings and severance, as well as a $32 million gain recorded in connection with the settlement of Visa/MasterCard antitrust litigation.

Operating income was $474 million in 2010 and $713 million in 2009. Operating income decreased $239 million primarily due to lower gross profit dollars given lower overall sales and a decline in margin rate, partially offset by reductions in selling and administrative expenses, which includes incremental expenses of $135 million related to our continued investment in our multi-channel capabilities and the continued promotion of our Shop Your Way Rewards program. Operating income for fiscal 2010 also includes expenses of $156 million related to domestic pension plans, store closings and severance and a gain on sale of assets of $35 million. Operating income for fiscal 2009 includes expenses of $301 million related to domestic pension plans, store closings and severance, a $44 million gain recognized by Sears Canada on the sale of its former headquarters, and a $32 million gain recorded in connection with the settlement of Visa/MasterCard antitrust litigation. The impact these and other items had on our operating income and earnings is summarized in the attached schedule, “Adjusted Earnings per Share.”

Financial Position

We had cash balances of $1.4 billion at January 29, 2011 ($960 million domestic and $430 million at Sears Canada) as compared to $1.7 billion at January 30, 2010. Commercial paper outstanding at January 29, 2011 was $360 million, as compared to $206 million at January 30, 2010. Uses of cash during fiscal 2010 included $603 million for the purchase of Sears Canada shares, repayments of long-term debt of $486 million, capital expenditures of $441 million, $394 million for share repurchases, and contributions to our pension and post-retirement benefit plans of $316 million. These uses of cash were funded in part from $1.25 billion of proceeds from our senior secured notes offering in October 2010.

Merchandise inventories at January 29, 2011 were $9.1 billion, as compared to $8.7 billion at January 30, 2010. Domestic inventory increased approximately $270 million to $8.3 billion at January 29, 2011. The increase was primarily in the Kmart apparel, electronics, toys, footwear and sporting goods categories. Sears Canada’s inventory levels increased approximately $150 million to $868 million at January 29, 2011 primarily due to the change in exchange rates, lower sales and the timing of merchandise receipts.

There were no borrowings outstanding on our domestic revolver at the end of fiscal 2010, in contrast to fiscal 2009 when we had $119 million of borrowings outstanding. We had $235 million of letters of credit outstanding on the revolver at the end of the fiscal year, leaving remaining availability of $2.2 billion. We finished fiscal 2010 with total debt (consisting of short-term borrowings, long-term debt and capitalized lease obligations) of $3.5 billion, up from $2.5 billion at January 30, 2010, due primarily to the senior secured notes offering discussed above.

Share Repurchase

During the 13- and 52- week periods ended January 29, 2011, we repurchased approximately 1.2 million and 5.5 million common shares at a total cost of $77 million and $394 million, respectively, under our share repurchase program. Our repurchases for the 13- and 52- week periods ended January 29, 2011 were made at average prices of $66.35 and $71.76 per share, respectively. At January 29, 2011, we had remaining authorization to repurchase $187 million of common shares under the share repurchase program. The share repurchases may be implemented using a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, the purchase of call options, the sale of put options or otherwise, or by any combination of such methods. Timing will be dependent on prevailing market conditions, alternative uses of capital and other factors.

Adjusted EBITDA

For purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement computed as net income attributable to Sears Holdings Corporation appearing on the statements of income excluding income attributable to noncontrolling interest, income tax expense, interest and investment income, other loss, interest expense, gains on sales of assets

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and depreciation and amortization. In addition, it further adjusts for certain significant items as set forth below. Our management uses Adjusted EBITDA to evaluate the operating performance of our businesses, as well as executive compensation metrics. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers gains/losses on the sale of assets to result from investing decisions rather than ongoing operations; and

•

Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results.

Adjusted EBITDA was determined as follows:

	13 Weeks Ended		52 Weeks Ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Net income attributable to Holdings’ Shareholders	$374	$430	$133	$235
Income attributable to noncontrolling interest	8	31	17	62
Income tax expense	187	217	36	123
Interest and investment income	(8)	(9)	(36)	(33)
Other loss	5	9	14	61
Interest expense	97	71	310	265
Gain on sales of assets	(14)	(4)	(67)	(74)
Depreciation and amortization	239	248	900	926

Before excluded items	888	993	1,307	1,565

Domestic pension expense	32	42	120	170
Closed store reserve and severance	13	31	26	119
Visa/MasterCard settlement	—	(32)	—	(32)

Adjusted EBITDA as defined	$933	$1,034	$1,453	$1,822

% to revenues	7.1%	7.8%	3.4%	4.1%

Adjusted EBITDA for our segments are as follows:

	Quarters Ended
	Adjusted EBITDA		% To Revenues
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Kmart	$375	$341	7.5%	6.9%
Sears Domestic	420	491	6.3%	7.1%
Sears Canada (1)	138	202	9.5%	14.1%

Total Adjusted EBITDA	$933	$1,034	7.1%	7.8%

(1)	Fourth quarter EBITDA in Canadian dollars was $139 million in fiscal 2010 and $213 million in fiscal 2009.

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	Fiscal Years Ended
	Adjusted EBITDA		% To Revenues
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
Kmart	$508	$364	3.3%	2.3%
Sears Domestic	626	1,003	2.7%	4.2%
Sears Canada (1)	319	455	6.7%	9.8%

Total Adjusted EBITDA	$1,453	$1,822	3.4%	4.1%

(1)	Full year EBITDA in Canadian dollars was $327 million in fiscal 2010 and $510 million in fiscal 2009.

Annual Report on Form 10-K

We plan to file with the SEC our Annual Report on Form 10-K for the year ended January 29, 2011 on or before March 30, 2011.

Forward-Looking Statements

Results are preliminary and unaudited. This press release contains forward-looking statements about our expectations for fiscal year 2011. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement initiatives to improve inventory management and other capabilities; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, changes in consumer confidence, tastes, preferences and spending, and changes in vendor relationships; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems to process transactions, summarize results and manage our business; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; the outcome of pending and/or future legal proceedings, including product liability claims and proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation is the nation’s fourth largest broadline retailer with over 4,000 full-line and specialty retail stores in the United States and Canada. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, consumer electronics and automotive repair and maintenance. Sears Holdings is the 2010 ENERGY STAR® Retail Partner of the Year. Key proprietary brands include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It also has the Country Living collection, which is offered by Sears and Kmart. We are the nation’s largest provider of home services, with more than 11 million service calls made annually. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com.

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Sears Holdings Corporation

Consolidated Statements of Income

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended		52 Weeks Ended
millions, except per share data	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010
REVENUES
Merchandise sales and services	$13,144	$13,247	$43,326	$44,043

COSTS AND EXPENSES
Cost of sales, buying and occupancy	9,476	9,467	31,448	31,824
Gross profit dollars	3,668	3,780	11,878	12,219
Margin rate	27.9%	28.5%	27.4%	27.7%

Selling and administrative	2,780	2,787	10,571	10,654
Selling and administrative expense as a percentage of total revenues	21.2%	21.0%	24.4%	24.2%

Depreciation and amortization	239	248	900	926
Gain on sales of assets	(14)	(4)	(67)	(74)

Total costs and expenses	12,481	12,498	42,852	43,330

Operating income	663	749	474	713
Interest expense	(97)	(71)	(310)	(265)
Interest and investment income	8	9	36	33
Other loss	(5)	(9)	(14)	(61)

Income before income taxes	569	678	186	420
Income tax expense	(187)	(217)	(36)	(123)

Net income	382	461	150	297
Income attributable to noncontrolling interest	(8)	(31)	(17)	(62)

NET INCOME ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$374	$430	$133	$235

INCOME PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS
Diluted income per share	$3.43	$3.74	$1.19	$1.99

Diluted weighted average common shares outstanding	109.1	114.9	111.7	117.9

Sears Holdings Corporation

Condensed Consolidated Balance Sheets

Amounts are Preliminary and Subject to Change

	(Unaudited)
millions	January 29, 2011	January 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$1,375	$1,689
Restricted cash	15	11
Receivables	683	652
Merchandise inventories	9,123	8,705
Prepaid expenses and other current assets	339	381

Total current assets	11,535	11,438

Property and equipment, net	7,365	7,709
Goodwill	1,392	1,392
Trade names and other intangible assets	3,139	3,208
Other assets	837	1,061

TOTAL ASSETS	$24,268	$24,808

LIABILITIES
Current liabilities
Short-term borrowings	$360	$325
Current portion of long-term debt and capitalized lease obligations	509	482
Merchandise payables	3,101	3,335
Unearned revenues	976	1,012
Accrued expenses and other current liabilities	3,672	3,632

Total current liabilities	8,618	8,786

Long-term debt and capitalized lease obligations	2,663	1,698
Pension and post-retirement benefits	2,151	2,271
Other long-term liabilities	2,222	2,618

Total Liabilities	15,654	15,373

Total Equity	8,614	9,435

TOTAL LIABILITIES AND EQUITY	$24,268	$24,808

Total common shares outstanding	108.9	114.8

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended January 29, 2011
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$4,999	$6,686	$1,459	$13,144

Cost of sales, buying and occupancy	3,714	4,762	1,000	9,476
Gross profit dollars	1,285	1,924	459	3,668
Margin rate	25.7%	28.8%	31.5%	27.9%

Selling and administrative	915	1,544	321	2,780
Selling and administrative expense as a percentage of total revenues	18.3%	23.1%	22.0%	21.2%
Depreciation and amortization	40	172	27	239
Gain on sales of assets	(1)	1	(14)	(14)

Total costs and expenses	4,668	6,479	1,334	12,481

Operating income (loss)	$331	$207	$125	$663

Number of:
Kmart Stores	1,307	—	—	1,307
Full-Line Stores	—	894	122	1,016
Specialty Stores	—	1,354	361	1,715

Total Stores	1,307	2,248	483	4,038

	13 Weeks Ended January 30, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$4,918	$6,892	$1,437	$13,247

Cost of sales, buying and occupancy	3,686	4,832	949	9,467
Gross profit dollars	1,232	2,060	488	3,780
Margin rate	25.1%	29.9%	34.0%	28.5%

Selling and administrative	897	1,604	286	2,787
Selling and administrative expense as a percentage of total revenues	18.2%	23.3%	19.9%	21.0%
Depreciation and amortization	43	177	28	248
Gain on sales of assets	(4)	—	—	(4)

Total costs and expenses	4,622	6,613	1,263	12,498

Operating income (loss)	$296	$279	$174	$749

Number of:
Kmart Stores	1,327	—	—	1,327
Full-Line Stores	—	908	122	1,030
Specialty Stores	—	1,313	280	1,593

Total Stores	1,327	2,221	402	3,950

Sears Holdings Corporation

Segment Results

(Unaudited)

Amounts are Preliminary and Subject to Change

	52 Weeks Ended January 29, 2011
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$15,593	$22,937	$4,796	$43,326

Cost of sales, buying and occupancy	11,757	16,358	3,333	31,448
Gross profit dollars	3,836	6,579	1,463	11,878
Margin rate	24.6%	28.7%	30.5%	27.4%

Selling and administrative	3,341	6,086	1,144	10,571
Selling and administrative expense as a percentage of total revenues	21.4%	26.5%	23.9%	24.4%
Depreciation and amortization	149	651	100	900
Gain on sales of assets	(7)	(46)	(14)	(67)

Total costs and expenses	15,240	23,049	4,563	42,852

Operating income (loss)	$353	$(112)	$233	$474

Number of:
Kmart Stores	1,307	—	—	1,307
Full-Line Stores	—	894	122	1,016
Specialty Stores	—	1,354	361	1,715

Total Stores	1,307	2,248	483	4,038

	52 Weeks Ended January 30, 2010
millions, except store data	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Merchandise sales and services	$15,743	$23,672	$4,628	$44,043

Cost of sales, buying and occupancy	12,038	16,653	3,133	31,824
Gross profit dollars	3,705	7,019	1,495	12,219
Margin rate	23.5%	29.7%	32.3%	27.7%
Selling and administrative	3,386	6,220	1,048	10,654
Selling and administrative expense as a percentage of total revenues	21.5%	26.3%	22.6%	24.2%
Depreciation and amortization	152	672	102	926
Gain on sales of assets	(23)	(6)	(45)	(74)

Total costs and expenses	15,553	23,539	4,238	43,330

Operating income (loss)	$190	$133	$390	$713

Number of:
Kmart Stores	1,327	—	—	1,327
Full-Line Stores	—	908	122	1,030
Specialty Stores	—	1,313	280	1,593

Total Stores	1,327	2,221	402	3,950

Sears Holdings Corporation

Adjusted EBITDA

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
millions	January 29, 2011				January 30, 2010
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income per statement of operations	$331	$207	$125	$663	$296	$279	$174	$749
Depreciation and amortization	40	172	27	239	43	177	28	248
Gain on sales of assets	(1)	1	(14)	(14)	(4)	—	—	(4)

Before excluded items	370	380	138	888	335	456	202	993

Closed store reserve and severance	5	8	—	13	23	8	—	31
Domestic pension expense	—	32	—	32	—	42	—	42
Visa/MasterCard settlement	—	—	—	—	(17)	(15)	—	(32)

Adjusted EBITDA as defined	$375	$420	$138	$933	$341	$491	$202	$1,034

% to revenues	7.5%	6.3%	9.5%	7.1%	6.9%	7.1%	14.1%	7.8%

	52 Weeks Ended
millions	January 29, 2011				January 30, 2010
	Kmart	Sears Domestic	Sears Canada	Sears Holdings	Kmart	Sears Domestic	Sears Canada	Sears Holdings
Operating income per statement of operations	$353	$(112)	$233	$474	$190	$133	$390	$713
Depreciation and amortization	149	651	100	900	152	672	102	926
Gain on sales of assets	(7)	(46)	(14)	(67)	(23)	(6)	(45)	(74)

Before excluded items	495	493	319	1,307	319	799	447	1,565

Closed store reserve and severance	13	13	—	26	62	49	8	119
Domestic pension expense	—	120	—	120	—	170	—	170
Visa/MasterCard settlement	—	—	—	—	(17)	(15)	—	(32)

Adjusted EBITDA as defined	$508	$626	$319	$1,453	$364	$1,003	$455	$1,822

% to revenues	3.3%	2.7%	6.7%	3.4%	2.3%	4.2%	9.8%	4.1%

Sears Holdings Corporation

Adjusted Earnings per Share

Amounts are Preliminary and Subject to Change

	13 Weeks Ended January 29, 2011
millions, except per share data	GAAP	Closed Store Reserve and Severance		Mark-to- Market Losses		January 11, 2011 Outlook Adjusted	Domestic Pension Expense	Tax Matters	As Adjusted
Cost of sales, buying and occupancy impact	$9,476	$(7)		$—		$9,469	$—	$—	$9,469
Selling and administrative impact	2,780	(6)		—		2,774	(32)	—	2,742
Depreciation and amortization impact	239	(10)		—		229		—	229
Operating income impact	663	23		—		686	32	—	718
Other loss impact	(5)	—		5		—	—	—	—
Income tax expense impact	(187)	(8)		(2)		(197)	(11)	(13)	(221)
After tax and noncontrolling interest impact	374	15		3		392	21	(13)	400
Diluted income per share impact	$3.43 (1)	$0.14	(1)/(2)	$0.03	(1)/(2)	$3.60	$0.19	$(0.12)	$3.67

	13 Weeks Ended January 30, 2010
millions, except per share data	GAAP	Closed Store Reserve and Severance		Mark-to- Market Gains		Domestic Pension Expense	Visa / MasterCard Settlement	Tax Matters	As Adjusted
Cost of sales, buying and occupancy impact	$9,467	$(16)		$—		$—	$—	$—	$9,451
Selling and administrative impact	2,787	(15)		—		(42)	32	—	2,762
Depreciation and amortization impact	248	(12)		—		—	—	—	236
Operating income impact	749	43		—		42	(32)	—	802
Other loss impact	(9)	—		(1)		—	—	—	(10)
Income tax expense impact	(217)	(13)		—		(13)	10	(41)	(274)
After tax and noncontrolling interest impact	430	30		(1)		29	(22)	(41)	425
Diluted income per share impact	$3.74	$0.26		$(0.01)		$0.25	$(0.19)	$(0.36)	$3.69

	52 Weeks Ended January 29, 2011
millions, except per share data	GAAP	Closed Store Reserve and Severance	Mark-to- Market Losses	Domestic Pension Expense	Gain on Sales of Real Estate	Canadian Dividend Tax Impact	Tax Matters	As Adjusted
Cost of sales, buying and occupancy impact	$31,448	$(12)	$—	$—	$—	$—	$—	$31,436
Selling and administrative impact	10,571	(14)	—	(120)	—	—	—	10,437
Depreciation and amortization impact	900	(10)	—	—	—	—	—	890
Gain on sales of assets impact	(67)	—	—	—	35	—	—	(32)
Operating income impact	474	36	—	120	(35)	—	—	595
Other loss impact	(14)	—	6	—	—	—	—	(8)
Income tax expense impact	(36)	(6)	(1)	(24)	7	9	(13)	(64)
Noncontrolling interest impact	(17)	—	(1)	—	—	—	—	(18)
After tax and noncontrolling interest impact	133	30	4	96	(28)	9	(13)	231
Diluted income per share impact	$1.19 (2)	$0.27	$0.04	$0.86	$(0.25)	$0.08	$(0.12)	$2.07

	52 Weeks Ended January 30, 2010
millions, except per share data	GAAP	Closed Store Reserve and Severance	Mark-to- Market Losses	Domestic Pension Expense	Gain on Sale of Sears Canada Headquarters	Visa / MasterCard Settlement	Tax Matters	As Adjusted
Cost of sales, buying and occupancy impact	$31,824	$(37)	$—	$—	$—	$—	$—	$31,787
Selling and administrative impact	10,654	(82)	—	(170)	—	32	—	10,434
Depreciation and amortization impact	926	(12)	—	—	—	—	—	914
Gain on sales of assets impact	(74)	—	—	—	44	—	—	(30)
Operating income impact	713	131	—	170	(44)	(32)	—	938
Other loss impact	(61)	—	33	—	—	—	—	(28)
Income tax expense impact	(123)	(38)	(8)	(50)	10	10	(41)	(240)
Noncontrolling interest impact	(62)	(3)	(9)	—	12	—	—	(62)
After tax and noncontrolling interest impact	235	90	16	120	(22)	(22)	(41)	376
Diluted income per share impact	$1.99	$0.77	$0.14	$1.02	$(0.19)	$(0.19)	$(0.35)	$3.19

This schedule provides a reconciliation from GAAP results to our adjusted earnings amounts, including adjusted earnings per diluted share.

(1)	As compared to our January 11, 2011 outlook range of $3.39 to $4.12, fourth quarter EPS was $3.60. The outlook excluded any fourth quarter store closing costs and mark-to-market gains and losses on hedge transactions executed by Sears Canada which aggregated to $0.17 per share.

(2)	As compared to our January 11, 2011 outlook range of $1.16 to $1.88, full year EPS was $1.36. The outlook excluded any fourth quarter store closing costs and mark-to-market gains and losses on hedge transactions executed by Sears Canada which aggregated to $0.17 per share.